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                                  EXHIBIT 5.1

                                AUGUST 13, 1998

LYCOS, INC.
400-2 Totten Pond Road, Waltham, MA  02451

RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of up to 2,092,622 shares of your Common Stock, of which an aggegate of 1,900,344 shares are issued and outstanding (the "Outstanding Shares"), and 192,278 shares are issuable upon the exercise of warrants assumed by you (the "Warrant Shares"). We understand that the Outstanding Shares and the Warrant Shares are to be sold from time to time in the over-the-counter-market at prevailing prices or as otherwise described in the Registration Statement. As your legal counsel, we have also examined the proceedings taken by you in connection with the issuance of the Outstanding Shares. We assume that the consideration received by you in connection with each issuance of Outstanding Shares and Warrant Shares will include an amount in the form of cash, services rendered or property that exceeds the greater of (i) the aggregate par value of such Shares or (ii) the portion of such consideration determined by the Company's Board of Directors to be "capital" for purposes of the Delaware General Corporation Law.

     It is our opinion that (i) the Outstanding Shares are validly issued, fully paid and non-assessable, and (ii) the Warrant Shares, when issued upon exercise of the warrants, will be validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                              Very truly yours,

                              HUTCHINS, WHEELER & DITTMAR